EXHIBIT 21.1

                   SUBSIDIARIES OF THE COMPANY

Name of the Company                              Place of Incorporation

APP China Specialty Minerals Pte Ltd.            Singapore
Barretts Minerals Inc.                           Delaware
ComSource Trading Ltd.                           Delaware
Gold Sheng Chemicals (Zhenjiang) Co., Ltd.       China
Gulf State Carbonates Inc.                       Delaware
Hi-Tech Specialty Minerals Company, Limited      Thailand
Huzhou Minteq Refractory Co. Ltd.                China
Minerals Technologies Europe N.V.                Belgium
Minerals Technologies Holdings Ltd.              United Kingdom
Minerals Technologies South Africa (Pty) Ltd.    South Africa
Mintech Canada Inc.                              Canada
Mintech do Brasil Comercio Ltda.                 Brazil
Mintech Japan K.K.                               Japan
Minteq Australia Pty Ltd.                        Australia
Minteq Europe Limited.                           Ireland
Minteq International GmbH                        Germany
Minteq International Inc.                        Delaware
Minteq Italiana S.p.A.                           Italy
Minteq Korea Inc.                                Korea
Minteq Magnesite Limited                         Ireland
Minteq UK Limited.                               United Kingdom
MTX Finance Inc.                                 Delaware
MTX Finance Ireland                              Ireland
PT Sinar Mas Specialty Minerals                  Indonesia
Specialty Minerals do Brasil - Comercio e
Industria Ltda.                                  Brazil
Specialty Minerals FMT K.K.                      Japan
Specialty Minerals France S.A.R.L.               France
Specialty Minerals Inc.                          Delaware
Specialty Minerals Inc. Poland Sp. z o.o.        Poland
Specialty Minerals International Inc.            Delaware
Specialty Minerals Israel Limited                Israel
Specialty Minerals (Mauritius) Private Limited   Mauritius
Specialty Minerals (Michigan) Inc.               Michigan
Specialty Minerals Nordic Oy Ab                  Finland
Specialty Minerals Philippines, Inc.             Philippines
Specialty Minerals (Portugal) Especialidades
Minerais, S.A.                                   Portugal
Specialty Minerals, S.A. de C.V.                 Mexico
Specialty Minerals Slovakia, spol. sr.o.         Slovakia
Specialty Minerals South Africa (Pty.) Limited   South Africa
Specialty Minerals (Thailand) Limited            Thailand
Specialty Minerals UK Limited                    United Kingdom
Specialty Pigments (India) Private Limited       India
Synsil Products Inc.                             Delaware
Tecnologias Minerales de Mexico, S.A. de C.V.    Mexico